Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q (the “Report”) which is being filed by Centric Brands Inc. for the period ended September 30, 2018, I, Jason Rabin, and, I, Anurup Pruthi, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Centric Brands Inc.

November 14, 2018

OB R
/s/ JASON RABIN
Jason Rabin
Chief Executive Officer (Principal Executive Officer)
Centric Brands Inc.

/s/ ANURUP PRUTHI
Anurup Pruthi
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Centric Brands Inc.

A signed original of this written statement required by Section 906 has been provided to Centric Brands Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.